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                                                                   EXHIBIT 10.19


                             NABORS INDUSTRIES, INC.
                            1998 EMPLOYEE STOCK PLAN

  1. Purpose.

     (a) General. The purposes of the 1998 Employee Stock Plan (the "Plan") are
         (i) to provide incentives for employees of Nabors Industries, Inc. ("Nabors" or the "Company") and its affiliates (collectively, the "Company") by encouraging their ownership of the Company's Common Stock, $.10 par value, (the "Common Stock"), and (ii) to aid the Company in (A) retaining such employees upon whose efforts the Company's success and future growth depends and (B) attracting other such employees.

     (b) Effective Date. The Plan shall be effective on January 9, 1998. The Plan shall remain effective until January 8, 2008, or such earlier date as the Board shall determine.

  2. Administration.

     (a) General. The Plan shall be administered by an independent committee (the "Committee") appointed by the Company's Board of Directors (the "Board"), as hereinafter provided.

     (b) Committee Structure and Authority. The Committee shall be appointed from time to time by the Board and shall consist of not fewer than two members. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. All members of the Committee shall be "disinterested persons" as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "34 Act") or any successor thereto and "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended ("IRC") and the regulations issued thereunder. The Board shall designate one of the members of the Committee as the Committee Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be effective as if made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). Service on the Committee shall constitute service as a director of Nabors for all purposes.

     (c) Committee Discretion. For purposes of administration, the Committee, subject to the terms of the Plan, shall have final authority to establish such rules and regulations, and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including persons awarded shares of stock hereunder ("Awardees"), options ("Optionees") or stock appreciation rights ("SARs") ("SAR Holders") hereunder and their legal representatives and beneficiaries.

     (d) Committee Liability. No member of the Committee shall be liable for any act or omission with respect to his services on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.



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  3. Eligibility.

     The persons who shall be eligible to participate in the Plan shall be those persons who are employees and consultants of the Company or any subsidiary ("Covered Persons") who are in a position, in the opinion of the Committee, to make contributions to the growth and financial success of the Company and its subsidiaries. From the Covered Person eligible to participate in the Plan, the Committee may, from time to time, select persons to be granted options and shares ("Participants") and shall determine the terms and conditions with respect thereto. Non-Employee Directors of the Company will not be eligible to participate in the Plan.

  4. Stock Subject to the Plan.

     (a) Stock Authorized. There shall be available for the grant of options under the Plan a total of 17,500,000 Shares of Common Stock.

     (b) Adjustment of Shares. The amount of shares that are subject to option or SAR grants and share awards are subject to the following adjustments.

            (i) If any change is made in the Common Stock whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, rights offerings, change in corporate structure of the Company, or otherwise, appropriate adjustments will be made (A) to the number or type of securities subject to and reserved for issuance under the Plan; and (B) in order to prevent dilution or enlargement of the rights of Awardees or Optionees, to the number or type of stock awards, option or SAR grants and the exercise price subject to outstanding options or SARs.

            (ii) The provisions of this paragraph (e) shall apply to stock, options, or SARs authorized but not awarded or granted under the Plan as well as any unvested stock awarded or unexercised options.

     (c) Registration, Listing and Qualification of Shares of Common Stock. Each stock award or option grant shall be subject to the requirements that if at any time the Common Stock covered thereby is not registered, listed or qualified with or by any securities exchange or under any federal or state law, and (i) if the Committee shall determine that such registration, listing, qualification, consent or approval, of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the stock award or option grant or the purchase of shares of Common Stock thereunder, no such share shall vest or option may be exercised, unless and, until such registration, listing, qualification, consent or approval shall have been obtained or
         (ii) if the Board shall determine that such registration, listing, qualification, consent or approval of any governmental regulatory body is not necessary and/or not desirable as a condition of, or in connection with, the vesting of such stock award or option grant or the purchase of shares of Common Stock thereunder, the Board may impose any conditions upon the vesting of such stock awards and the exercise of such options, as it shall deem necessary or desirable in view of such determination and no such award may vest or option may be exercised, unless and until such conditions have been satisfied. Without limiting the foregoing, the Company may require that any person receiving a stock award or exercising an option grant, shall make such representations and agreements and furnished such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.




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     (d) Release of Shares. If any shares of Common Stock that have been awarded or granted cease to be subject to an award or grant, if any shares of Common Stock that are subject to any award or grant are forfeited, if any award or grant otherwise terminates without issuance of shares of Common Stock being made to the Awardee or Optionee, or if any shares of Common Stock that were previously issued under the Plan are received in connection with the vesting of a stock award or the exercise of an option, such shares may again be available for distribution in connection with stock awards or option grants under the Plan.

     (e) Stockholders Rights. Neither an Awardee or an Optionee nor their respective legal representatives, legatees or distributees, as the case may be, shall have any of the rights or privileges of a stockholder of the Company by virtue of an award of stock, or grant of an option or SAR, except with respect to any shares of Common Stock actually issued or transferred of record and delivered to one of the aforementioned persons.

  5. Stock Awards and Option Grants.

     (a) General. The Committee shall have the authority to award stock and grant options under the Plan.

     (b) Terms and Conditions of Stock or Options. Awards of stock and grants of options under this Plan shall be evidenced by an Agreement, which shall embody the terms and conditions of such Awards and Grants and which shall be subject to the terms and conditions set forth in the Plan. The Committee shall, in its discretion, prescribe the terms and conditions of the Awards and Grants hereunder, which terms and conditions need not be the same in each case, subject to the following:

            (i) Number of Shares. Each Share Award and Option Grant shall state the number of shares of Common Stock to which it pertains. Option Grants may include the grant of additional options that are contingent upon the exercise of previously granted options.

            (ii) Option Exercise Price. The option exercise price shall be set by the Committee, but in the case of non-qualified stock options ("NQSOs") shall be no less than 100% of the Fair Market Value per Share of Common Stock on the date of the grant of the option. The Committee shall have the power to enter into an amendatory agreement with an Optionee reducing the option price of an existing option where the option price is in excess of the fair market value of a share of Common Stock. The new exercise price will be no less that 100% of the fair market value of a share of Common Stock on the date such exercise price is reduced. As determined by the Committee, on the date of the grant, an Optionee may reduce the option exercise price by paying the Company in cash, shares, options, or the equivalent, an amount equal to the difference between the exercise price and the reduced exercise price of the option. The option price is to be paid, upon exercise, in cash or, in the discretion of the Committee, in options or shares of the Company to be valued at fair market value at the time of exercise.

            (iii) Fair Market Value. For purposes of the Plan, the Fair Market
                  Value per share of Common Stock shall be the last sale on the date of reference, or, in the case no sale takes place on such date, the average of the closing high bid and low asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange,



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                  the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Common Stock in the over-the-counter market reported on NASDAQ on such date, whichever is applicable or, if there are not such prices reported on NASDAQ on such date, then as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by any other appropriate method selected by the Committee.

            (iv) Option Period. The Committee may specify a period for exercise of an option (the "Option Period") which period shall in no event be more than ten years from the date of grant. Options may, in the discretion of the Committee, be exercisable in installments during the Option Period. Any shares of Common Stock not purchased on any applicable installment date may be purchased thereafter at any time before the expiration date of the Option Period.

            (v) Exercise of Options. In order to exercise an option, the Optionee shall deliver to Nabors written notice specifying the number of shares of Common Stock to be purchased, together with a certified or bank cashier's check payable to the order of Nabors in the full amount of the purchase price therefor; provided, however, that the Committee may, in its discretion, allow such payments to be made in whole or in part in Common Stock delivered, or options surrendered, by the Optionee valued at the Fair Market Value of such Common Stock.

                  If the Optionee so requests, shares of Common Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall not have any of the rights of a stockholder until the shares of Common Stock are issued to him. An option may not be exercised for less than the lesser of (A) ten shares of Common Stock, or (B) the number of shares of Common Stock remaining subject to such option.

            (vi) Performance Goal for Stock Awards. The Committee shall establish Performance Goals for stock awards in writing not later than the date required for compliance under IRC Section 162(m) and the vesting of such stock shall be contingent upon the attainment of such Performance Goals. Such Performance Goals shall be based upon the following business criteria: (a) income before federal taxes and net interest expense; (b) achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, and employee turnover; (c) working capital, generally defined to include receivables, inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; (d) earnings growth, revenues, expenses, stock price, market share, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives, and/or (e) Performance Goals based upon a percentage of cash flow in excess of a percentage of stockholders' equity. The Committee shall designate in writing (A) those individuals from among the class of Covered Persons who are eligible to receive stock awards upon the attainment of the Performance Goals (i.e., the Participants), and (B) the maximum number of shares available for stock awards to any Participant, subject to the limitations described in Section 4(d) above. Stock awards shall vest over a period determined by the Committee which period shall expire no later than January 9, 2008.



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             (vii)Effect of Termination of Employment. Unless otherwise determined by the Committee in its discretion, an option may not be exercised after the Optionee has ceased to be in the employ of the Company whether such Optionee's employment is terminated by voluntary resignation of the Optionee or by action of the Company with cause, without cause, or by reason of death or disability (as defined in Section 22 (e) (3) of the Internal Revenue Code of 1986, as amended). Unless otherwise determined by the Committee, awards of Common Stock which have not vested on and as of the date of termination shall be forfeited. The Committee, in its discretion, however, may in all cases extend the period of vesting or the time to exercise an option following termination of employment, but not beyond the Option Period.

           (viii) Nontransferability of Stock or Options. Except as otherwise determined by the Committee in its discretion, (A) options shall be exercisable only by the Optionee and (B) no option shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the IRC or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an employee shall not constitute a transfer.

           (ix) Wrongful Conduct. If the Board of Directors of the Company or any committee of the Board of Directors, prior to or following the date an Optionee ceases for any reason whatsoever to be an employee or consultant of the Employer and after full consideration of the facts, find by majority vote that Optionee has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to the Company, Optionee shall forfeit all unexercised options, whether or not vested. The decision of the Board of Directors of the Company of such committee shall be final.

           (x) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, or on the award of stock, as it deems advisable.

     (c) Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan which constitute incentive stock options ("ISOs") within the meaning of Section 422A(b) of the IRC, provided, however, that the price at which each share of Common Stock subject to an option issued pursuant to this paragraph (c) may be purchased shall, subject to any adjustments which may be made pursuant to Section 4(e) hereof, in no event be less than 100% of the Fair Market Value per share of Common Stock on the date of grant; and provided further that in the event the Optionee owns on the date of grant, securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any subsidiary of the Company, the price per share shall not be less than 110% of the fair market value per share of Common Stock on the date of the grant and such option shall not be exercisable after the expiration of five
         (5) years from the date such option is granted.

  6. Stock Appreciation Rights.

     (a) General. The Committee shall have authority to grant SAR under the Plan. A SAR shall entitle the SAR Holder to surrender to the Company the SAR and to be paid therefor in shares of the Common Stock, cash or a combination thereof as herein provided, the amount described in this
         Section 6.



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     (b) Grant. SAR's may be granted in conjunction with all or part of any option granted under the Plan in which case the exercise of the SAR shall require the cancellation of a corresponding portion of the option and the exercise of the option will result in the cancellation of a corresponding portion of the SAR. In the case of a NQSO, such rights may be granted either at or after the time of grant of such option. In the case of an ISO, such rights may be granted only at the time of grant of such option. A SAR may also be granted on a stand alone basis. The grant of a SAR shall occur as of the date the Committee determines. Each SAR granted under this Plan shall be evidenced by an Agreement, which shall embody the terms and conditions of such SAR and which shall be subject to the terms and conditions set forth in the Plan.

     (c) Terms and Conditions. SAR shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

             (i) Period and Exercise. The term of a SAR shall be established by the Committee. If granted in conjunction with an option, the SAR shall have a term which is the same as the Option Period and shall be exercisable only at such time or times and to the extent the related options would be exercisable in accordance with the provisions of Section 5. A SAR which is granted on a stand alone basis shall be for such period and shall be exercisable at such times and to the extent provided in an Agreement.

             (ii) Exercise Price. The exercise price of a SAR shall in no event be less than 100% of the Fair Market Value per share of Common Stock on the date of grant.

             (iii)Amount. Upon the exercise of a SAR, the SAR Holder shall be entitled to receive an amount in cash, shares of Common Stock or both as determined by the Committee or as otherwise permitted in an Agreement equal in value to the excess of the Fair Market Value per Share of Common Stock over the Option Price per Share of Common Stock specified in the related Agreement multiplied by the number of shares in respect of which the SAR is exercised. In the case of a SAR granted on a stand alone basis, the Agreement shall specify the value to be used in lieu of the Option Price per Share of Common Stock. The aggregate Fair Market Value per Share of the Common Stock shall be determined as of the date of exercise of such SAR.

             (iv) Non-transferability of Stock Appreciation Rights. SAR shall be transferable only when and to the extent that a stock option would be transferable under the Plan unless otherwise provided in an Agreement.

             (v) Termination. A SAR shall terminate at such time as an option would terminate under the Plan, unless otherwise provided in an Agreement.

             (vi) Incentive Stock Option. A SAR granted in tandem with an ISO shall not be exercisable unless the fair market value of the Common Stock on the date of exercise exceeds the Option Price. In no event shall any amount paid pursuant to the SAR exceed the difference between the Fair Market Value on the date of exercise and the Option Price.

             (vii)Limitation on SARs. No Participant shall be granted SARs exceeding the limitation provided in Section 4(c), subject to the adjustment provided in Section 4(e).




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7.   Change in Control/Extraordinary Transaction. The Committee, in its
     discretion, shall have the authority to make provisions in its award and grant agreements to address vesting and other issues arising in connection with a change in control.

8. Amendments and Termination. Either the Board or the Committee may amend or terminate the Plan at any time, but no amendment or termination shall be made which would impair the rights of the Optionee, Awardee, or SAR Holder without his or her consent. Any amendment made by the Committee shall be subject to approval or rejection of the Board. The Committee may amend the terms of any Grant or Award, prospectively or retroactively, except that no such amendment shall impair the rights of the Optionee, Awardee, or SAR Holder. The Committee may also substitute new stock options or SARs for previously granted stock options or SARs, including previously granted stock options or SARs having higher option prices, but no such substitution shall be made which would impair the rights of the Optionee or SAR Holder under such stock option or SAR theretofore granted without the Optionee's or SAR Holder's consent. Neither the Board nor the Committee shall, without approval of a majority of the votes cast by the stockholders of Nabors at a meeting of stockholders at which a proposal to amend the Plan is voted upon
     (i) increase the maximum number of shares of Common Stock which may be awarded or granted under the Plan in the aggregate or to any individual;
     (ii) extend the period during which stock, options, or SARs may be granted or options or SARs may be exercised; (iii) amend the class of Covered Persons eligible to receive stock awards, option, or SAR grants; or (iv) alter the Performance Goals. Subject to the above provisions, the Board shall have authority to amend the Plan to make changes that are consistent with the purpose of the Plan or to take into account changes in law and tax and accounting rules, as well as other developments and to make Awards and Grants which qualify for beneficial treatment under such rules without shareholder approval.

9.   Miscellaneous.

     (a) Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not limited to, the right of the Company to award stock or grant options for proper corporate purposes other than under the Plan to any employee or other person, firm, corporation or association.

     (b) Governing Laws. The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

     (c) Approval. The Plan shall become effective on January 9, 1998.

     (d) Withholding of Taxes. No stock may be awarded or option or SAR may be exercised, unless the Awardee, Optionee or SAR Holder has paid, or has made provision, satisfactory to the Committee for payment of federal, state and local income taxes, or any other taxes (other than stock transfer taxes), which the Company may be obligated to withhold. The Committee may authorize that shares of Common Stock or options be applied toward the payment of withholding taxes.

     (e) Awards and Grants in Substitution for Awards Granted by Other Corporations. Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees of the Company or an affiliate as the result of a merger or consolidation of the employing corporation with the Company or an affiliate, or the acquisition by the Company or an affiliate of the assets of the employing corporation, or the acquisition by the Company or affiliate of the stock of the employing corporation,



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         as the result of which it becomes a designated employer under the Plan.
         The terms and conditions of the stock awards and option grants so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the stock awards and option grants in substitution for which they are made.

     (f) Continuance of Employment. Nothing in the Plan or in any Award or Grant pursuant to the Plan shall confer on any Covered Person any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his employment at any time.

     (g) Loans or Installment Payments. The Committee may, in its discretion, assist any Awardee or Optionee in the award of stock or exercise of options including satisfaction of any federal, state and local income and employment tax obligations arising therefrom, by authorizing the extension of a loan from the Company to such Awardee or Optionee. The terms of any loan and the method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Committee deems appropriate under the circumstances. Loans may be authorized with or without security or collateral.

     (h) Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

     (i) Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

     (j) Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

     (k) Entire Agreement. This Plan and any Agreement entered into with an Awardee, Optionee, or SAR Holder shall constitute the entire agreement with respect to the subject matter thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of the Agreement shall control.



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